Exhibit 5.1

FOLEY & LARDNER LLP ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com

October 26, 2023

Acuity Brands, Inc.

Acuity Brands Lighting, Inc.

ABL IP Holding LLC

c/o Acuity Brands, Inc.

1170 Peachtree Street, N.E., Suite 1200

Atlanta, Georgia 30309

Ladies and Gentlemen:

We have acted as counsel for Acuity Brands, Inc., a Delaware corporation (the “Company”), Acuity Brands Lighting, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (the “Subsidiary Issuer”), and ABL IP Holding LLC, a Georgia limited liability company and direct, wholly-owned subsidiary of the Subsidiary Issuer (the “Subsidiary Guarantor”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company, the Subsidiary Issuer, the Subsidiary Guarantor and/or selling stockholders from time to time of an indeterminate amount of: (i) debt securities of the Subsidiary Issuer (the “Debt Securities”), (ii) guarantees of the Debt Securities by the Company and/or the Subsidiary Guarantor (the “Debt Guarantees”), (iii) shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), (iv) shares of the Company’s preferred stock, $.01 par value per share (the “Preferred Stock”), and (v) depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares” and, together with the Debt Securities, the Debt Guarantees, the Common Stock and the Preferred Stock, the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Company, the Subsidiary Issuer and the Subsidiary Guarantor in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date; (iii) the Indenture, dated November 10, 2020, between the Subsidiary Issuer and U.S. Bank National Association, as trustee (the “Indenture”); and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Acuity Brands, Inc.

Acuity Brands Lighting, Inc.

ABL IP Holding LLC

October 26, 2023

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by, as applicable, the Company, the Subsidiary Issuer, the Subsidiary Guarantor and the other parties thereto; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Restated Certificate of Incorporation, and not otherwise reserved for issuance; and (viii) the deposit agreement, to be entered into between the Company and the depositary named therein (the “Depositary”) and from which the Depositary Shares will be issued (the “Deposit Agreement”), will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.

All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Subsidiary Issuer and any Debt Guarantees valid, legal and binding obligations of the Company and/or the Subsidiary Guarantor, as applicable, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.

The Subsidiary Issuer’s Board of Directors, or a committee thereof or one or more officers of the Subsidiary Issuer, in each case duly authorized by the Subsidiary Issuer’s Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

Acuity Brands, Inc.

Acuity Brands Lighting, Inc.

ABL IP Holding LLC

October 26, 2023

b.

The Board of Directors of the Company and/or the Board of Managers of Subsidiary Guarantor, or a committee thereof or one or more officers of the Company and/or the Subsidiary Guarantor, as applicable, in each case duly authorized by the Company’s Board of Directors and/or the Subsidiary Guarantor’s Board of Managers, as applicable, shall have taken action to establish the terms of the Debt Guarantees and to authorize the issuance and sale of such Debt Guarantees;

c.

The terms of such Debt Securities and Debt Guarantees and of their issuance and sale shall have been established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, the Subsidiary Issuer or the Subsidiary Guarantor and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company, the Subsidiary Issuer or the Subsidiary Guarantor;

d.	Such Debt Securities and Debt Guarantees shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture; and

e.

Such Debt Securities and Debt Guarantees shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2.	All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:

a.

The Company’s Board of Directors, or a committee thereof duly authorized by the Company’s Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of such shares of Common Stock; and

b.

Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Acuity Brands, Inc.

Acuity Brands Lighting, Inc.

ABL IP Holding LLC

October 26, 2023

3.	All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have been taken when:

a.

The Company’s Board of Directors, or a committee thereof duly authorized by the Company’s Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b.

A Certificate of Designation with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and

c.

Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4.

All requisite action necessary to make any depositary receipts evidencing the Depositary Shares constitute valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.

The Company’s Board of Directors, or a committee thereof duly authorized by the Company’s Board of Directors, shall have adopted appropriate resolutions to establish the designations and the preferences, limitations and relative rights, in whole or part, and other terms of the shares of Preferred Stock underlying the Depositary Shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance of such shares of Preferred Stock;

b.

A Certificate of Designation with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of the Preferred Stock underlying the Depositary Shares shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law;

Acuity Brands, Inc.

Acuity Brands Lighting, Inc.

ABL IP Holding LLC

October 26, 2023

c.

The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Company’s Board of Directors, shall have taken action to approve and establish the terms of the Deposit Agreement and such Deposit Agreement shall have been duly executed and delivered;

d.	The Preferred Stock underlying the Depositary Shares shall have been duly issued and delivered to the Depositary;

e.

The terms of such Depositary Shares and depositary receipts evidencing the Depositary Shares and of their issuance and sale shall have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

f.

Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been duly executed, issued and delivered in accordance with the Deposit Agreement and their respective terms and provisions; and

g.

Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

We express no opinion as to the laws of any jurisdiction other than the States of New York and Georgia, the provisions of the Delaware General Corporation Law and the federal laws of the United States.

We hereby consent to the reference to our firm under the caption “Validity of the Securities” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP